UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2014

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive, Bay 12

Durham, NC 27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

100 Europa Drive

Chapel Hill, NC 27517

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. – Entry into a Material Definitive Agreement

On May 1, 2014, the Company entered into an amendment to its Employment Agreement with Matthew Czajkowski dated May 15, 2013, as amended on January 20, 2014, to increase his base salary to $180,000 to reflect the fact that  Mr. Czajkowski has increased the time he devotes to providing services to the Corporation from 50% to 80% of his professional time.

This summary description does not purport to be complete and is subject to, and qualified in its entirety by reference to the Czajkowski Amendment, which is attached as Exhibit 10.1to this Form 8-K and are incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the amendment to the Employment Agreement with Matthew Czajkowski.

Item 9.01 – Financial Statements and Exhibits.

(d)

Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Amendment to Employment Agreement between the Company and Matthew Czajkowski dated May 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement between the Company and Matthew Czajkowski dated May 1, 2014